Exhibit 99.1

Computer Horizons Reports Third Quarter 2006 Results

          MOUNTAIN LAKES, N.J., Nov. 9 /PRNewswire-FirstCall/ -- Computer Horizons Corp. (Nasdaq: CHRZ), a strategic solutions and professional services company, today announced its financial results for the third quarter and nine months ended September 30, 2006.

          During the third quarter of 2006, CHC recorded consolidated revenues of $52.6 million, a seven percent decline over the comparable period in 2005. The Company reported a net loss of $3.3 million, or $(0.10) per share, compared with a net loss of $7.3 million, or $(0.23) per share in the comparable period of 2005.  The 2006 net loss includes a loss on the sale from discontinued operations of $4.8 million, and a gain of approximately $400,000 on the sale of a real estate property.  The 2005 net loss includes special charges of $5.4 million, or $(0.17) per share, related to expenses for the proposed merger with Analysts International and costs related to the proxy contests, as well as restructuring expense of $574,000, or $(0.02) per share. The third quarter 2006 net income from continuing operations was $891,000, or $0.03 per diluted share, compared with a loss of $8 million, or $(0.25) per diluted share in the third quarter of 2005.  Gross margins for the third quarter of 2006 improved to 33.4 percent, up from 29.6 percent in the comparable period in 2005.

          CHC recorded consolidated revenues for the first nine months of 2006 of $159.6 million, a six percent decrease over the first nine months of 2005. The Company reported a net loss of $16.6 million, or $(0.51) per share for the first nine months of 2006, compared with a net loss of $7.0 million, or $(0.22) per share in the comparable period of 2005.  The net loss for the first nine months of 2006 includes a loss on the sale from discontinued operations of $4.8 million, a loss from discontinued operations of $13.3 million and a gain of approximately $400,000 on the sale of a real estate property.  The net loss for the first nine months of 2005 includes special charges of $4.5 million, or $(0.14) per share, related to expenses for the proposed merger with Analysts International and costs related to the proxy contests, partially offset by special credits pertaining to bad-debt recovery and the gain on sale of assets of $1.0 million, or $0.03 per share, along with restructuring expenses of $716,000, or $(0.02) per share.  Net income from continuing operations for the first nine months of 2006 was $1.4 million, or $0.04 per diluted share, compared with a loss of $9.0 million, or $(0.29) per diluted share in the comparable period of 2005.

          On September 29, 2006, Computer Horizons Corp. sold its Federal Government subsidiary, RGII Technologies, Inc., to Netstar-1, Inc. for $15.3 million in cash, less an estimated net asset adjustment of $1.2 million.  Net asset value is subject to a post closing adjustment to be completed within 90 days of closing, which the Company believes will be positive for CHC.  The sale of RGII resulted in a net book loss on disposal of $4.8 million.  Computer Horizons Corp. sold this operating segment as part of a plan to maximize the value of the company.  Results of the RGII subsidiary for the third quarter up to the date of sale are presented as results from discontinued operations. Assets and liabilities of RGII are shown on the Balance Sheet as assets of discontinued operations and liabilities of discontinued operations respectively.

          On October 18, 2006, Computer Horizons signed a definitive asset purchase agreement to sell its Chimes business unit to AXIUM International, Inc. The sale price is $80 million in cash for substantially all of the assets of Chimes, excluding operating cash and marketable securities. The transaction is expected to be completed in the first quarter of 2007 and is subject to customary closing conditions, including approval of the Company’s shareholders and regulatory clearances.  Computer Horizons Corp. currently expects to record a net after tax gain estimated (using data as of the end of the third quarter of 2006) at $75 million as a result of the sale of Chimes.  Until all conditions of the sale are met, including the shareholder vote, Chimes will continue to be shown in the results from operations of the Company, and not as assets held for disposal.

          On November 8, 2006, Computer Horizons signed a definitive agreement to sell its Commercial Services business to TEKsystems, Inc.(R) (“TEKsystems”), a wholly-owned subsidiary of Allegis Group, Inc. (R), a privately-held staffing and services firm. The transaction is valued at $57 million for substantially all of the assets of the Commercial business, excluding cash and cash equivalents, and approximately $7.7 million related to a tax asset due to CHC by the Quebec government. Until all conditions of the sale are met, including the shareholder vote, CHC Commercial will continue to be shown in the results from operations of the Company, and not as assets held for disposal.

          The net gain on the various transactions will result in the payment of a relatively minimal amount of taxes due to the significant tax loss carryforwards.

          The corporate entity, Computer Horizons Corp., will ultimately be liquidated after among other things, a full transition to the new Chimes and Commercial owners and a wind down of corporate assets and activities not included in the transactions, which is expected to incur significant costs. The Company will be reviewing alternatives on liquidation and further detail will be disclosed in the Company’s preliminary proxy statement scheduled to be filed this month with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available, because it will contain important information.

          Dennis J. Conroy, president and chief executive officer, said, “This marks the beginning of the end of our strategic review process. We have reached agreements with valued buyers for our three operating units, and each now faces a brighter future. Throughout this process we have sustained improved performance from ongoing operations -- and hence the value reflected in this series of announcements during the last two months.”

          Barbara Moss, chief financial officer of Computer Horizons Corp., commented on the Company’s financial position, “At September 30, 2006, the Company had approximately $68.2 million in working capital, of which $48.2 million was cash and cash equivalents, and an additional $1 million of cash held in escrow from the sale of RGII. Cash and cash equivalents at September 30, 2006 include approximately $12.0 million of cash to be disbursed to Chimes vendors in accordance with the client payment terms. At September 30, 2006, the Company had a current ratio of 3.0 to 1.”

OPERATIONAL REVIEW BY BUSINESS SEGMENT

          Condensed financial information is presented below for each of the Company’s business segments.  Total income/(loss) before income taxes excludes interest income/expense, amortization and special charges/credits. (in thousands)

	Three Months Ended		Nine Months Ended

(dollars in thousands)	Sept. 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005

Revenues :
Commercial	$44,642	$49,183	$136,124	$148,504
Chimes	7,977	7,372	23,474	20,747
Total Revenues	$52,619	$56,555	$159,598	$169,251
Gross Profit :
Commercial	$9,746	$9,590	$29,003	$28,316
Chimes	7,809	7,159	22,906	20,027
Total Gross Profit	$17,555	$16,749	$51,909	$48,343
%	33.4%	29.6%	32.5%	28.6%
Operating Income :
Commercial	$3,965	$2,425	$11,685	$7,337
Chimes	1,381	1,420	4,070	4,216
Total Operating Income	$5,346	$3,845	$15,755	$11,553
%	10.2%	6.8%	9.9%	6.8%
Corporate Allocation:
Commercial	$4,103	$4,685	$12,268	$12,693
Chimes	733	782	2,116	1,984
Total Corporate Allocation	$4,837	$5,467	$14,384	$14,677
%	9.2%	9.7%	9.0%	8.7%
Total Income/(Loss) before Income Taxes/ (Benefit):
Commercial	$(138)	$(2,260)	$(583)	$(5,356)
Chimes	648	638	1,954	2,232
Total Income /(Loss) before Income Taxes/ (Benefit)	$509	$(1,622)	$1,371	$(3,124)
%	1.0%	-2.9%	0.9%	-1.8%

Reconciliation of Segment Income / (Loss) before Income Taxes to Consolidated Income/ (Loss)
Before Income Taxes (in thousands)

	Three Months Ended		Nine Months Ended

(dollars in thousands)	Sept. 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005

Total segment income/(loss) before income taxes/(benefit) :	$509	$(1,622)	$1,371	$(3,124)
Adjustments :
Corporate allocation to Discontinued Operations	(406)	(479)	(1,220)	(1,330)
Restructuring charges	32	(574)	32	(716)
Special charges	(86)	(5,414)	(366)	(4,482)
Amortization of intangibles	—		—	(78)
Sale of Assets	394	—	394	—
Net interest income	527	259	1,307	536
Total adjustments	461	(6,208)	147	(6,070)
Consolidated income/(loss) before income taxes/(benefit)	$970	$(7,830)	$1,518	$(9,194)

          Highlights from the Commercial Sector

--

Revenues for the third quarter were $44.6 million, a nine percent decrease from the third quarter of 2005 due to the de-emphasis of low gross margin business while increasing the emphasis on more profitable services, clients and geographies. The decrease in revenue is also partially attributed to the continued transition of a greater percentage of its solutions business to its nearshore center, where billing rates are lower.

--

Gross margin increased 233 basis points over the third quarter of 2005 and remained consistent sequentially. This increase in profitability is primarily attributable to an emphasis on improving gross profit margins including the shifting of work to the Montreal Operations Center.

--

SG&A expenses decreased 19 percent from the third quarter of 2005.  The third quarter and year to date 2006 decrease in selling, general and administrative expense is primarily attributable to closer attention to spending, renegotiation of certain contractual arrangements and process re-engineering, partially offset by the adoption of FAS 123R, combined with a decrease in revenue in 2006.

--	During the third quarter, net operating income increased 63 percent over the third quarter of 2005.

--

The division secured a Managed Services Provider (MSP) contract with a Northeast based Pharmaceutical Solutions Supplier that will result in the addition of 150 billable consultants beginning in Q4 2006.

Chimes, Inc. Highlights

--	Chimes reported $8.0 million in revenue for the third quarter of 2006, an eight percent increase from the comparable period in 2005.

--	Chimes contributed operating income of $1.4 million in the third quarter of 2006.

--	Four new customer implementations took place during the third quarter.

--	During the third quarter, Chimes expanded business at three existing customers, and received three new customer awards.

          Computer Horizons Corp. will conduct a conference call webcast at 3:00 PM (ET) today to discuss third quarter results. The call will be broadcast live via the Internet and can be accessed at http://www.computerhorizons.com (click on investor section). A replay of the call will be available beginning at approximately 8:00 PM (ET) today, through 12:00 AM (ET) on November 19, 2006. The replay may also be accessed via the Internet at www.computerhorizons.com (click on investor section), or by calling 877-519-4471 (973-341-3080 from outside the United States). The confirmation code is 8092435.

          About Computer Horizons Corp.

          Computer Horizons Corp. (Nasdaq: CHRZ) provides professional information technology (IT) services to a broad array of vertical markets, including financial services, healthcare, pharmaceutical, telecom and consumer packaged goods.

          Forward-Looking Statements

          This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, but not limited to, risks associated with unforeseen technical difficulties, the ability to meet customer requirements, market acceptance of service offerings, changes in technology and standards, the ability to complete cost reduction initiatives, dependencies on certain technologies, delays, market acceptance and competition, as well as other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications.  All forward-looking statements included in this press release are based on information available to the Company on the date hereof.  The Company undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

Corporate Contacts:

David Reingold / Lauren Felice
Investor Relations, Marketing,
Computer Horizons Corp.,
(973) 299-4105/4061,
dreingold@computerhorizons.com
lfelice@computerhorizons.com

COMPUTER HORIZONS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Unaudited - In thousands)

	Three Months Ended					Nine Months Ended

	Sept. 30, 2006			Sept. 30, 2005		Sept. 30, 2006		Sept. 30, 2005

		% of revenue			% of revenue		% of revenue		% of revenue

REVENUES:
Commercial	$44,642		84.8%	$49,183	87.0%	$136,124	85.3%	$148,504	87.7%
Chimes	7,977		15.2%	7,372	13.0%	23,474	14.7%	20,747	12.3%
Total	52,619		100.0%	56,555	100.0%	159,598	100.0%	169,251	100.0%
COSTS AND EXPENSES:
Direct costs	35,064		66.6%	39,805	70.4%	107,689	67.5%	120,908	71.4%
Selling, general & administrative	17,452		33.2%	18,851	33.3%	51,758	32.4%	52,797	31.2%
Amortization of intangibles	—		0.0%	—	0.0%	—	0.0%	78	0.0%
Restructuring charges	(32)		-0.1%	574	1.0%	(32)	0.0%	716	0.4%
Special charges	86		0.2%	5,414	9.6%	366	0.2%	4,482	2.6%
Gain on sale of assets	(394)		-0.7%	—	0.0%	(394)	-0.2%	—	0.0%
Goodwill impairment	—		0.0%	—	0.0%	—	0.0%	—	0.0%
Total Costs	52,176		99.2%	64,644	114.3%	159,387	99.9%	178,981	105.7%
INCOME/ (LOSS) FROM OPERATIONS	443		0.8%	(8,089)	-14.3%	211	0.1%	(9,730)	-5.7%
OTHER INCOME/ (EXPENSE):
Interest income	527		1.0%	262	0.5%	1,308	0.8%	541	0.3%
Interest expense	—		0.0%	(3)	0.0%	(1)	0.0%	(5)	0.0%
	527		1.0%	259	0.5%	1,307	0.8%	536	0.3%
INCOME/ (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	970		1.8%	(7,830)	-13.8%	1,518	1.0%	(9,194)	-5.4%
INCOME (TAXES)/ BENEFIT:
Current	(79)		-0.2%	(102)	-0.2%	(150)	-0.1%	259	0.2%
Deferred	—		0.0%	(23)	0.0%	—	0.0%	(100)	-0.1%
	(79)		-0.2%	(125)	-0.2%	(150)	-0.1%	159	0.1%
NET INCOME/ (LOSS) FROM CONTINUING OPERATIONS	$891		$1.7%	$(7,955)	-14.1%	$1,368	0.9%	$(9,035)	-5.3%
Income/ (loss) from discontinued operations	540			617		(13,232)		2,071
Loss on sale of discontinued operations	(4,779)			—		(4,779)		—
INCOME/ (LOSS) FROM DISCONTINUED OPERATIONS NET OF TAX	(4,239)			617		(18,011)		2,071
NET LOSS	$(3,348)		-6.4%	$(7,338)	-13.0%	$(16,643)	-10.4%	$(6,964)	-4.1%
EARNINGS/ (LOSS) PER SHARE FROM CONTINUING OPERATIONS - BASIC	$0.03			$(0.25)		$0.04		$(0.29)
EARNINGS/ (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS - BASIC	$(0.13)	$		0.02		$(0.56)		$0.07
LOSS PER SHARE - BASIC	$(0.10)			$(0.23)		$(0.51)		$(0.22)
EARNINGS/ (LOSS) PER SHARE FROM CONTINUING OPERATIONS - DILUTED	$0.03			$(0.25)		$0.04		$(0.29)
EARNINGS/ (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS - DILUTED	$(0.13)			$0.02		$(0.55)		$0.07
LOSS PER SHARE - DILUTED	$(0.10)			$(0.23)		$(0.51)		$(0.22)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC	32,297,660			31,375,000		32,411,474		31,280,000
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - DILUTED	32,365,000			31,375,000		32,619,000		31,280,000

COMPUTER HORIZONS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Unaudited - In thousands)

	September 30, 2006	December 31, 2005

	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents*	$48,185	$40,903
Cash held in escrow	1,000	—
Accounts receivable, less allowance for doubtful accounts of $4,875 and $4,654 at September 30, 2006 and December 31, 2005, respectively	42,560	39,701
Refundable tax credit	7,714	6,294
Other receivables	429	—
Prepaid expenses and other	2,982	4,028
Current Assets from Discontinued Operations	—	14,101
TOTAL CURRENT ASSETS	102,870	105,027
PROPERTY AND EQUIPMENT	44,275	43,350
Less accumulated depreciation	(41,178)	(39,512)
TOTAL PROPERTY AND EQUIPMENT, NET	3,097	3,838
OTHER ASSETS - NET:
Deferred income taxes	1,637	—
Other	2,685	2,740
Long-term Assets from Discontinued Operations	—	31,737
TOTAL OTHER ASSETS	4,322	34,477
TOTAL ASSETS	$110,289	$143,342
LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Accounts payable	$18,002	$35,615
Accrued payroll, payroll taxes and benefits	9,145	8,113
Income taxes payable	1,150	1,150
Restructuring reserve	146	1,656
Other accrued expenses	4,569	3,439
Current Liabilities from Discontinued Operations	—	3,649
Deferred Tax	1,636	—
TOTAL CURRENT LIABILITIES	34,648	53,622
OTHER LIABILITIES:
Deferred compensation	1,734	1,588
Change of control payable	2,330	2,938
Other	—	197
Long Term Liabilities from Discontinued operations	—	970
TOTAL OTHER LIABILITIES	4,064	5,693
TOTAL LIABILITIES	$38,712	$59,315
SHAREHOLDERS EQUITY:
Preferred stock, $.10 par; authorized and unissued 200,000 shares, including 550,000 Series A Common stock, $.10 par; authorized 100,000,000 shares; issued 33,158,105 shares at September 30, 2006, and December 31, 2005	3,315	3,315
Additional paid in capital	146,506	148,083
Accumulated other comprehensive loss	(179)	(643)
Retained earnings/ (Accumulated deficit)	(77,134)	(60,492)
	72,508	90,263
Less shares held in treasury, at cost; 134,948 and 1,118,014 shares at September 30, 2006 and December 31, 2005, respectively	(931)	(6,236)
TOTAL SHAREHOLDERS EQUITY	71,577	84,027
TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	$110,289	$143,342

*

Cash and cash equivalents at September 30, 2006 and December 31, 2005 include approximately $12.0 million and $29.4 million, respectively, of cash to be disbursed to Chimes vendors (i.e., accounts payable) in accordance with the client payment  terms.

COMPUTER HORIZONS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited - In thousands)

	Nine Months Ended

	Sept. 30, 2006	Sept. 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,643)	$(6,964)
Less: Income/(Loss) from discontinued Operations	(13,232)	2,071
Less: Loss on sale of discontinued operations	(4,779)	—
Income/(Loss) from continuing operations	1,368	(9,035)
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Deferred taxes	—	(347)
Depreciation	1,609	2,541
Amortization of intangibles	—	78
Provision for bad debts	289	458
Gain on sale of assets	(394)	(327)
FAS 123R Option Expense	472	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(3,148)	(6,253)
Prepaid expenses and other current assets	1,011	(55)
Other receivables	—	1,204
Other assets	55	(356)
Goodwill impairment	—	1,783
Refundable tax credit	(1,420)	(1,925)
Accrued payroll, payroll taxes and benefits	1,032	1,100
Accounts payable	(17,613)	19,980
Income taxes payable	—	246
Other accrued expenses /change of control reserve	(988)	(1,837)
Deferred compensation	146	7
Supplemental executive retirement plan	—	78
Other liabilities	(197)	72
NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES	(17,778)	7,412
NET CASH PROVIDED BY DISCONTINUED OPERATIONS	8,927	2,696
NET CASH PROVIDED BY/ (USED IN) OPERATING ACTIVITIES	(8,851)	10,108
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of assets	—	564
Purchases of furniture and equipment	(868)	(1,766)
NET CASH USED IN INVESTING ACTIVITIES	(868)	(1,202)
NET CASH PROVIDED BY/(USED IN) DISCONTINUED OPERATIONS	13,281	(513)
NET CASH PROVIDED BY/ (USED IN) INVESTING ACTIVITIES	12,413	(1,715)
CASH FLOWS FROM FINANCING ACTIVITIES
Stock options exercised	2,795	1,001
Stock issued on employee stock purchase plan	461	518
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,256	1,519
Foreign currency gains/(losses)	464	216
NET INCREASE IN CASH AND CASH EQUIVALENTS	7,282	10,128
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	40,903	33,649
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$48,185	$43,777

SOURCE  Computer Horizons Corp.
          -0-                                                            11/09/2006
          /CONTACT:  David Reingold, +1-973-299-4105,
dreingold@computerhorizons.com, or Lauren Felice, +1-973-299-4061, lfelice@computerhorizons.com, both Investor Relations, Marketing, of Computer Horizons Corp./
          /Web site:  http://www.computerhorizons.com/
          (CHRZ)